UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153510	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On February 10, 2011, we announced the creation of an advisory board. The advisory board is being formed to help further the company's pursuits in the acquisition, development, production, distribution, marketing and licensing of mixed martial arts (“MMA”) content, programming and merchandise for North American and international markets.

The creation of an advisory board reflects our commitment to being a leader in the rapidly growing sport of MMA worldwide. The board will consist of a group of industry experts from the areas of broadcasting, entertainment law and top-level competition in international mixed martial arts. The advisory board will work closely with our company and with our subsidiary, business-to-business company, Takedown Fight Media Inc.

On February 15, 2011, we announced that we have retained the Los Angeles-based entertainment law firm of Jacobson, Russell, Saltz & Fingerman LLP for legal representation and general counsel.

The law firm now represents our company and all of its subsidiary companies and properties in the areas of entertainment law, trademarks, intellectual property rights and licensing.

On February 18, 2011, we announced that we have appointed MMA veteran Bill Mahood as a business development consultant.

Mr. Mahood brings to our company his vast mixed martial arts experience as a fighter, promoter, matchmaker, judge, trainer and manager, as well as his international reputation for integrity and professionalism in the sport. Mr. Mahood's love of mixed martial arts started at the age of 5 by learning boxing from his father and he has since attained a black belt in tae kwon do, a third-degree black belt in hapkido and has trained extensively in Brazilian jiujitsu and kickboxing. He has competed professionally in MMA as Bill "The Butcher" Mahood for over a decade in the United States, Canada, Australia and Russia in events for the UFC, IFC, King of the Cage, Bodog and Strikeforce.

Mr. Mahood has also promoted 13 MMA fight cards and has been a matchmaker for countless others. He was the lead organizer and trainer for the Revolution Fight Team at Revolution Martial Arts in Langley, BC, and is working with notable fighters Bibiano Fernandes (five time world jiu-jitsu champion and former dream featherweight champion) and Denis Kang (Pride and UFC veteran) as well as up and coming fighters such as "Ragin" Kajan Johnson, Tyler "TNT" Jackson and Matt "Riot Maker" Baker. Managing fighters has taken him to competitions around the world in Korea, Japan, England, Ireland, France, Costa Rica and Ecuador. He is a certified MMA judge from the Certification of Officials for Mixed Martial Arts National Development under the leadership of renowned MMA referee John McCarthy, and has judged in many MMA events including UFC 115 in Vancouver, BC. He also made presentations regarding the sport of MMA to the Vancouver City Council which furthered the sanctioning and staging of the first UFC event in Vancouver.

Currently, Mr. Mahood is the chairman of the Mixed Martial Arts Association of BC, a non-profit organization dedicated to help foster the growth of the sport of amateur mixed martial arts and to oversee the health, safety and welfare of the athletes who participate in it. As chairman, Mr. Mahood works closely with MMA commissions and responsible promoters from around the province to set and enforce standards of professionalism and safety in the sport.

Mr. Mahood's role in our company is to work closely with the business development team and advise with the sales and sponsorship and televised entertainment divisions.

On March 2, 2011, we announced that Mr. Kevin Walter is taking the position as head of production for our company.

Kevin Walter has spent the last 10 years working at the highest level of the television commercial industry as head of production and executive producer at Filmgroup/Radke Films. In that time he was responsible for over 70 million dollars worth of production that yielded hundreds of commercials for some of the most prominent television spot directors such as Phil Joanou at MJZ, Mark Romanek at Anonymous Content, and Speck/Gordon at Furlined.

As head of production for our company, Kevin Walter is responsible for all aspects of the online and broadcast productions, and oversees the creation, development and launch of every sports show and event under the Takedown Entertainment umbrella.

On March 3, 2011, we announced that we signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Honour Combat Championships Inc. (“HCC”), plus certain rights to the Honour Combat brand and sponsorship representation.

HCC is an established mixed martial arts fight series located in Vancouver, Canada, having successfully produced amateur MMA fight events since 2009, with four more scheduled for 2011.

TJ Wozencroft, the founder of HCC, has been passionately involved in the MMA industry for 10 years. Under Mr. Wozencroft's leadership, HCC was one of the driving forces behind the long overdue legalization of MMA in Vancouver. TJ Wozencroft's commitment to elevating the sport has earned him the respect of his peers within the MMA community as well as best new promoter and matchmaker of the year awards.

Honour Combat's next fight is scheduled for May 14, 2011.

On March 8, 2011, we announced that we have appointed marketing executive and MMA promoter Gabriel Charboneau as a business development consultant.

Mr. Charboneau brings to our company his extensive experience in media and public relations from radio, television and print, and his expertise in MMA promotion and talent development. In 2000, Gabriel Charboneau created Nu-World Media to deliver marketing and media services in both English and Spanish. Through his work with such clients as Clear Channel Communications, Univision and Comcast, Mr. Charboneau has excelled at dual-language, cross-media campaigns and non-traditional revenues with a specialization in live events.

Mr. Charboneau is also the head coordinator for the Colorado Fight League, an MMA promotion association which features such MMA fighting events as Steel City Rumble, Nemesis Promotions, Big City vs. Big Country Cage Fighting, Rocky Ford Melon Thumpin and Cinco de Mayhem. The Colorado Fight League's unique approach is to produce team-based themes where every MMA fighter is a star. By investing heavily in the promotion's production values, fighter/community involvement and consistent media relations, the Colorado Fight League boasts an impressive 3,600 to 4,500 attendees per show and has developed a network of outer market promotions around the state.

Mr. Charboneau's role in our company is to work closely with the business development team and advise with the sales and sponsorship and televised entertainment divisions.

On March 9, 2011 we announced that we have signed a letter of intent to acquire worldwide distribution rights to future MMA fights with Quest For Glory Fighting Championships, plus certain rights to the brand and sponsorship representation.

Quest For Glory Fighting Championships is a newly established mixed martial arts fight series located in Vancouver, Canada, with its first event scheduled for May 14, 2011.

The Quest For Glory promotions team was formed from the MMA division of West Coast Promotions and consists of Sammy Piccolo as president and matchmaker, Ben Mehdi as director of marketing and communications, and Nadine Spuls as CEO. The Quest For Glory Fighting Championships is perfectly positioned to capitalize on the largest MMA fan base per capita in the world (Canada) in an underserved market in Vancouver and the lower Mainland. Their focus is clear: produce high-quality mixed martial arts shows and promote fair practice matches.

Quest For Glory Fighting Championships is on course to produce 4 to 6 MMA events a year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: March 10, 2011